UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

The Pantry, Inc.

(Name of registrant as specified in its charter)

Not Applicable

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The following is an excerpt from a portion of the transcript of The Pantry, Inc.’s earnings call to discuss financial results for the first quarter of fiscal 2014 held on January 30, 2014:

EXCERPT FROM TRANSCRIPT OF THE PANTRY, INC.

EARNINGS CONFERENCE CALL HELD ON JANUARY 30, 2014

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Dennis Hatchell – The Pantry, Inc. – President & CEO

Finally, I would also like to provide a brief update on our Board. Yesterday we announced that the Board has nominated Tad Dickson, the former CEO of Harris Teeter, as a new Independent Director for Election to the Board at The Pantry’s 2014 Annual Meeting of the Stockholders on March 13. If elected, Tad will bring to The Pantry nearly two decades of operational and management experience in the supermarket industry, including more than 15 years as a public company director. Tad’s significant executive retail experience in the southeastern United States makes him highly qualified to serve on our Board, and we look forward to benefiting from his insights going forward.

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Safe Harbor Statement

Statements made by the Company on the earnings call relating to future plans, events, or financial condition or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as “expect,” “plan,” “anticipate,” “intend,” “outlook,” “guidance,” “believes,” “should,” “target,” “goal,” “forecast,” “will,” “may” or words of similar meaning. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation, the potential cost and management distraction attendant to the dissident group’s nomination of director nominees at the 2014 Annual Meeting of Stockholders. These and other risk factors are discussed in the Company’s most recent Annual Report on Form 10-K and in its other filings with the U.S. Securities and Exchange Commission (the “SEC”), and should be considered carefully. Readers are cautioned not to place undue reliance on such forward looking statements. In addition, the forward-looking statements made on the earnings call are based on the Company’s estimates and plans as of January 30, 2014. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

Important Additional Information

The Pantry, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from The Pantry’s stockholders in connection with the matters to be considered at The Pantry’s 2014 Annual Meeting of Stockholders. The Pantry has filed a preliminary proxy statement and form of white proxy card with the SEC in connection with its 2014 Annual Meeting of Stockholders. When completed, a definitive proxy statement and white proxy card will be mailed to The Pantry’s stockholders. THE PANTRY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement and other materials to be filed with the SEC in connection with The Pantry’s 2014 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by The Pantry with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at The Pantry’s website at www.thepantry.com, by writing to The Pantry at 305 Gregson Drive, Cary, North Carolina 27511, Attention: Secretary or by calling The Pantry’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.